CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 23 to Registration Statement No. 333-15265 on Form N-1A of our reports dated as stated below, relating to the financial statements and financial highlights of the funds identified below (each individually, a “Fund”), appearing in the corresponding Annual Report on Form N-CSR of each respective Fund for the year ended December 31, 2011. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

Fund	Report Dated
BlackRock International Index Fund of BlackRock Index Funds, Inc.	February 22, 2012
Master International Index Series of Quantitative Master Series LLC	February 22, 2012

BlackRock Small Cap Index Fund of BlackRock Index Funds, Inc.	February 22, 2012
Master Small Cap Index Series of Quantitative Master Series LLC	February 22, 2012

BlackRock S&P 500 Index Fund of BlackRock Index Funds, Inc.	February 27, 2012
Master S&P 500 Index Series of Quantitative Master Series LLC	February 27, 2012

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 26, 2012